UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): September 8, 2016

COGENTIX MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20970	13-3430173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	53343
(Address of Principal Executive Offices)	(Zip Code)

(952) 426-6140
Registrant's telephone number, including area code:

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2016, the Board of Directors of Cogentix Medical, Inc. (the “Company”) adopted an amendment to the Company’s Bylaws (the “Amendment”), replacing Section 2 of Article III of the Bylaws to reduce the required quorum for all meetings of the Company’s stockholders to one-third of all of the issued and outstanding shares of stock entitled to vote at the meeting.  The Amendment was effective immediately.  The foregoing summary is qualified in its entirety by the full text of the Amendment attached as Exhibit 3.1 hereto.

Item 8.01	Other Events

As previously disclosed, on July 21, 2016, Cogentix Medical, Inc. (the “Company”) received a letter (the “Letter”) from Nasdaq notifying the Company that it no longer complies with Nasdaq’s independent director requirements as set forth in Nasdaq Listing Rule 5605.  Nasdaq Listing Rule 5605 requires, among other things, that a majority of the board of directors of a listed company must be comprised of “independent directors” as defined therein.  In the Letter, Nasdaq indicated that the Company has 45 calendar days to submit a plan to regain compliance, and that Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter to procure evidence of compliance if such plan is accepted by Nasdaq.

On September 2, 2016, the Company submitted a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements, and requested an extension of time to regain compliance.  As previously disclosed, upon the completion of a proposed transaction with Accelmed Growth Partners, L.P., or “Accelmed,” and conversion into commons shares of the debt outstanding owed to Lewis C. Pell, Mr. Pell and Accelmed will own or control a majority of the outstanding common stock of the Company.  As a result of a previously disclosed voting arrangement between Mr. Pell and Accelmed in connection with this proposed transaction, the Company expects to be a “controlled company” under Nasdaq Rule 5615, which would permit the Company to utilize the controlled company exemption to the requirements of Nasdaq Listing Rule 5605.  On September 8, 2016, the Company received a response letter from a Director of Nasdaq Listing Qualifications, granting the Company an extension until January 17, 2017 to regain compliance with Nasdaq Listing Rule 5605.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTIX MEDICAL, INC.

Date:	September 12, 2016	By:	/s/ Brett Reynolds
		Name:	Brett Reynolds
		Title:	Senior Vice President and Chief Financial Officer